SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 8, 2001

e-Smart Technologies, Inc.
(Exact name of Registrant as specified in Charter)

Nevada                                                                                                            No. 88-0409261

(State or other jurisdiction of incorporation or organization)                                                                                                                                                                                                                                  (IRS— Employer Identification No.)

437 Madison Avenue, 39th Floor, New York, New York 10022
(Address of principal executive office) (zip Code)

Registrant's telephone number, including area code: (212) 753-5711

Boppers Holdings, Inc.
(Former name and former address, as changed since last report)

The Exhibit Index required by Item 601 of Regulations S-K appears on Page 3 of this Report.

ITEM 4. Changes in Registrant's Certifying Accountants.

On May 23, 2000, G. Brad Beckstead, independent certified public accountants ("Beckstead") issued his opinion with respect to the Registrant's audited financial statements for the period January 1, 1999 (inception) to December 31, 1999 (the “Audited Statements”). The Audited Statements were included in the Registrant's Form 10-KSB, as amended. Beckstead's opinion contained a "going concern" qualification.

The Auditors’ report from Becksteads for the Registrant’s past fiscal year was unqualified and did not contain an adverse opinion or a disclaimer of opinion; and were not qualified or modified as to uncertainty, audit scope, or accounting principles. However, the statements contained in the independent accountants’ review reports for the interim periods ended March 31, June 30, and September 30, 2000 contained explanatory paragraph expressing uncertainty regarding the continuation of the Company as a going concern.

To the best of present management's knowledge and belief, during the Registrant’s two most recent fiscal years and the subsequent interim periods preceding the change there has been no disagreements with Beckstead on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

On October 12, 2001, the Registrant engaged Bloom & Co., LLP. independent certified public accountants ( "Bloom & Co.") as the Registrant's independent certified public accountants commencing with the audit of the Registrant's financial statements for the fiscal year ended December 31, 2000.

Prior to engaging Bloom & Co., the Company consulted with Bloom & Co. as to its qualifications, experiences and ability to audit the Company’s financial statements. The Company and Bloom & Co. did not have substantive discussions regarding the application of accounting principles to a specified transactions, either complete or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements and there are no reports nor written or oral advice provided by the new accountants’ used in deciding to retain Bloom & Co. Further, as noted there was no matter that was the subject of a disagreement as described in item 304(a)(1)(iv) of r\Regulation S-K, promulgated by the Securities and Exchange Commission.

The change of accountants referenced herein was approved by the Registrant's Board of Directors, subject to ratification by the Registrant's stockholders at the Registrant’s next Annual Meeting thereof.

Bloom & Co. is expected to audit the Company’s financial statements as of and for the period ended December 31, 2000. The Registrant has furnished Beckstead with a copy of this Report and has requested that Beckstead furnish the Registrant with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether Beckstead agrees with the statements made by the Registrant in this Report and, if not, stating the respect in which it does not agree. The Registrant also requested Beckstead to provide the aforesaid letter as promptly as possible so that the Registrant can file the letter with the Commission within ten business days after the filing of this Report. Such letter is included in an exhibit to this form 8K.

We requested that Bloom & Co. review the filing and indicate by letter that we will transmit to the SEC if any new information, or clarification were to be disclosed. Bloom & Co. has advised the Company that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304 of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits and Index Required
1. Letter from G. Brad Beckstead, C.P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be filed on its behalf by the undersigned thereunto duly authorized.

Dated: New York, New York
October 8, 2001

E-SMART TECHNOLOGIES, INC.
BY:/s/Mary Grace
Mary Grace, Executive Vice-President

437 Madison Avenue, 39th Floor
New York, NY 10022
(212) 753-5711

October 8, 2001

G. Brad Beckstead, C.P.A.
330 E. Warm Springs
Las Vegas, NV 89119

Re: Change of Accountants

Dear Mr. Beckstead,

Please be advised that on October 8, 2002, e Smart Technologies, Inc., a publicly owned Nevada corporation (the “Company”), engaged the firm of Bloom & Co., LLP as independent certified public accountant to audit the Registrant’s financial statements for the fiscal year ended December 31, 2000, and replacing you as the Company’s accountants. As you know, this change requires the Company to prepare and file a Form 8-K Current Report (the “8-K”) with the Securities and Exchange Commission (the “SEC”) and to include a letter from you concerning any possible disagreements.

Towards this end, I am enclosing herewith a copy of the 8-K for your review. In addition, I hereby request that you furnish the Company with a letter addressed to the SEC stating whether you agree with the statements made by the Company in the 8-K and, if not, stating the respect in which you do not agree.

The Company intends to file the 8-K with the SEC on Wednesday, October 10, 2001. Of course, we would prefer to file your letter with the 8-K, and appreciate any effort you can make towards accommodating us in this regard. However, and in accordance with Item 304 (a)(3) of Regulation S-B, the Company hereby requests that you provide the aforesaid letter as promptly as possible so that the Company can file the letter with the SEC within ten business days after the filing of the 8-K.

In the event you have any questions or comments with respect to this matter, please do not hesitate to contact me.

Very truly yours,
e Smart Technologies, Inc.
By: /s/Mary Grace
Mary Grace, Executive Vice-President